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                                                                   EXHIBIT 23.05

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated October 25, 1999, with respect to the consolidated financial statements and schedule of Four Media Company included in its Annual Report (Form 10-K) for the year ended August 1, 1999, in the Todd-AO Corporation's Proxy Statement which is made a part of the Registration Statement and Prospectus of AT&T Corporation for the registration shares of its common stock.

                                                 /s/ ERNST & YOUNG LLP

                                                    Ernst & Young LLP

Los Angeles, California
May 1, 2000